UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2016

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed on November 23, 2015 as amended by the Form 8-K/A filed December 22, 2015 (the “Prior Report”) by SPX FLOW, Inc. (the “Company”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, this Amendment is filed to report on the previously unavailable information called for in Item 5.02(c) relating to the material terms of Mr. Michael’s employment-related agreements.

As previously disclosed on the Prior Report, the Board of Directors of the Company (the “Board”) appointed Mr. Michael to the role of President and Chief Executive Officer, and as a director, of the Company, contingent upon and effective as of the time of Mr. Kearney’s retirement from his role of President and Chief Executive Officer. Mr. Kearney retired December 31, 2015 and Mr. Michael assumed his new role January 1, 2016.

Employment Agreement

On January 4, 2015, the Company and Mr. Michael entered into an employment agreement (the “Employment Agreement”), which has an initial term ending December 31, 2017, subject to one-year automatic renewals unless either Mr. Michael or the Company delivers written notice of an intention not to extend the term. The term of the Employment Agreement will also be extended until at least the second anniversary of a change of control, if a change of control occurs during the term.

If Mr. Michael terminates employment with the Company for “good reason” or the Company terminates his employment without “cause,” subject to the execution of a release, he will be entitled to: (i) an amount equal to two times his base salary plus two times his annual incentive bonus (as determined in accordance with the Employment Agreement); (ii) continued coverage under the Company’s medical, dental and vision through the second anniversary of his termination of employment or, if earlier, until he receives substantially comparable benefits from a subsequent employer (including an employer of spouse); (iii) the period following the termination of employment through the end of the then current employment term will continue to count for purposes of determining Mr. Michael’s age and service with the Company with respect to eligibility, vesting and the amount of benefits under the Company’s benefit plans, (iv) executive perquisites on the same basis on which he was receiving such perquisites prior to termination of employment through December 31 of the calendar year that includes the second anniversary of the termination of employment; (v) outplacement services not to exceed $50,000; and (vi) reimbursement of any premiums on individual life insurance policy coverage through the second anniversary of his termination of employment. In addition, if Mr. Michael’s employment is terminated for any of the reasons set forth in the prior sentence, all his unvested equity awards that would have vested during the period through the second anniversary of the termination of his employment will vest immediately (subject, under certain circumstances, to the achievement of specified performance goals) and any vested stock options will remain exercisable until the earlier of the second anniversary of Mr. Michael’s termination of employment and the expiration of the applicable stock option.

If the Company gives written notice of non-renewal of the Employment Agreement to Mr. Michael effective December 31 of the applicable year, he may resign his employment during the thirty day period prior to such December 31 (and continue to work through such date) and receive a payment equal to one year of base salary, one times his annual incentive bonus (determined in accordance with the Employment Agreement), the annual bonus earned, if any, for the year during which the termination of employment occurred and continued coverage under the Company’s medical, dental and vision benefits through the first anniversary of such December 31. To the extent Mr. Michael receives payments or benefits pursuant to the CIC Agreement (as defined below), such benefits will replace the payments or benefits under the Employment Agreement to the extent such payments or benefits otherwise clearly would be duplicative. In addition, the Employment Agreement provides that during Mr. Michael’s employment with the Company and for a two-year period following the termination of his employment with the Company for any reason, Mr. Michael will be subject to covenants not to compete and not to solicit employees or clients of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Change of Control Agreement

On January 4, 2016, the Company and Mr. Michael entered into a change of control agreement (the “CIC Agreement”), which has an initial term ending January 1, 2018, subject to one-year automatic renewals unless either Mr. Michael or the Company delivers written notice of his or its intention not to extend the term of the CIC Agreement. If a change of control occurs during the term of the CIC Agreement, the then current term will be extended to the second anniversary of the change of control.

In the event Mr. Michael’s employment terminates following a change of control other than because of death, disability, retirement, or cause or he resigns with good reason, in addition to the accrued benefits provided by the CIC Agreement, Mr. Michael shall receive, subject to the execution of a release, the following: (i) annual base salary, and annual incentive bonus as defined in the CIC Agreement multiplied by three plus pro-rated bonus for the year of termination equal to the greater of the amount paid the prior year or current year target; (ii) continued coverage under the Company’s medical, dental and vision through the earlier of the third anniversary of the date employment terminates or Mr. Michael receives substantially comparable benefits from a subsequent employer (including an employer of spouse); (iii) life insurance coverage in the amount of two times salary for two years and one time salary for life; and (iv) outplacement services. In addition, all unvested stock options will immediately vest and any vested stock option will remain exercisable for the lesser of two years following the date of the termination of employment and the expiration of the applicable stock option, and any contractual restrictions placed on shares of restricted stock or other equity-based compensation awards shall lapse. In addition, the CIC Agreement provides that the agreement in no way limits or eliminates Mr. Michael’s covenants and obligations set forth in the Employment Agreement, or any standalone non-compete agreement.

The foregoing description of the CIC Agreement is not complete and is qualified in its entirety by reference to the full text of the CIC Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit
Number    Description

10.1        Employment Agreement between Marcus G. Michael and SPX FLOW, Inc.
10.2        Change of Control Agreement between Marcus G. Michael and SPX FLOW, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: January 8, 2016	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit
Number    Description

10.1        Employment Agreement between Marcus G. Michael and SPX FLOW, Inc.
10.2        Change of Control Agreement between Marcus G. Michael and SPX FLOW, Inc.